UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of Earliest Event Reported):
                       April 9, 2007 (April 3, 2007)



                           Remote Dynamics, Inc.
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           (Exact name of registrant as specified in its charter)




     Delaware                     0-26140                   51-0352879
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(State or other                  (Commission              (I.R.S. Employer
 jurisdiction of                File Number)            Identification No.)
 Incorporation)


             200 Chisholm Place, Suite 120, Plano, Texas 75075
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                  (Address of principal executive offices)


                               (972) 395-5579
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                      (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management, as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.



Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2007, Marshall Saffer resigned as a member of the Company's Board of Directors. Mr. Saffer's resignation was not because of a disagreement with the Company, on any matter relating to its operations, policies, or practices.






                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007                REMOTE DYNAMICS, INC.


                                   By: /s/ Gary Hallgren
                                   --------------------------------
                                   Name: Gary Hallgren
                                   Title: Chief Executive Officer